UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 18, 2025

WYNN RESORTS, LIMITED
(Exact name of registrant as specified in its charter)

Nevada		000-50028	46-0484987
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)
3131 Las Vegas Boulevard South
Las Vegas,	Nevada		89109
(Address of principal executive offices)			(Zip Code)

(702) 770-7555
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	WYNN	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On August 18, 2025 (August 19, 2025 Hong Kong time), Wynn Macau, Limited ("WML"), an indirect subsidiary of Wynn Resorts, Limited (the "Registrant") with its ordinary shares of common stock listed on The Stock Exchange of Hong Kong Limited (the "HKSE"), completed its offering (the "Offering") of $1.0 billion aggregate principal amount of 6.750% senior notes due 2034 (the "Notes"). The Notes were issued pursuant to an indenture, dated as of August 19, 2025 (the "Indenture"), between, WML and Deutsche Bank Trust Company Americas, as trustee.

WML expects to receive net proceeds of approximately $989.0 million from the Offering of the Notes after deducting discounts, commissions and estimated expenses payable by WML and to use the net proceeds for general corporate purposes, including repayment of outstanding indebtedness, such as amounts outstanding under the WM Cayman II Revolver and/or one or more series of existing WML senior notes. The following is a brief description of certain terms and conditions of the Indenture and the Notes.

At any time prior to August 15, 2028, WML may use the net cash proceeds from certain equity offerings to redeem up to 35% of the aggregate principal amount of the Notes at a redemption price of 106.750% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, if any. At any time prior to August 15, 2028, WML may redeem the Notes in whole or in part at a redemption price equal to the greater of (a) 100% of the aggregate principal amount of the Notes to be redeemed, or (b) a make-whole amount as determined by an independent investment banker in accordance with the terms of the Indenture, in either case, plus accrued and unpaid interest.

In addition, on or after August 15, 2028, WML may redeem the Notes in whole or in part at a premium decreasing annually from 103.375% of the applicable principal amount to 100.000%, plus accrued and unpaid interest. If WML undergoes a Change of Control (as defined in the Indenture), it must offer to repurchase the Notes at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest. In addition, WML may redeem the Notes, in whole but not in part, at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest, in response to any change in or amendment to certain tax laws or tax positions. Further, if a holder or beneficial owner of the Notes fails to meet certain requirements imposed by any Gaming Authority (as defined in the Indenture), WML may require the holder or beneficial owner to dispose of or redeem its Notes.

Upon the occurrence of (a) any event after which none of WML or any subsidiary of WML has the applicable gaming concessions or authorizations in Macau in substantially the same manner and scope as WML and its subsidiaries are entitled to at the date on which the Notes are issued, for a period of ten consecutive days or more, and such event has a material adverse effect on WML and its subsidiaries, taken as a whole; or (b) the termination or modification of any such concessions or authorizations which has a material adverse effect on WML and its subsidiaries, taken as a whole, each holder of the Notes will have the right to require WML to repurchase all or any part of such holder’s Notes at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest.

The Notes are WML’s general unsecured obligations and rank pari passu in right of payment with all of WML’s existing and future senior unsecured indebtedness; will rank senior to all of WML’s future subordinated indebtedness, if any; will be effectively subordinated to all of WML’s future secured indebtedness to the extent of the value of the collateral securing such debt; and will be structurally subordinated to all existing and future obligations of WML’s subsidiaries, including the WM Cayman II Revolver. The Notes are not registered under the Securities Act of 1933, as amended (the “Securities Act”), and the Notes are subject to restrictions on transferability and resale.

The Indenture contains covenants limiting WML’s (and certain of its subsidiaries’) ability to, among other things: merge or consolidate with another company; transfer or sell all or substantially all of its properties or assets; and lease all or substantially all of its properties or assets. The terms of the Indenture contain customary events of default, including, but not limited to: default for 30 days in the payment when due of interest on the Notes; default in the payment when due of the principal of, or premium, if any, on the Notes; failure to comply with any payment obligations relating to the repurchase by WML of the Notes upon a change of control; failure to comply with certain covenants in the Indenture; certain defaults on certain other indebtedness; failure to pay judgments against WML or certain subsidiaries that, in the aggregate, exceed $50 million; and certain events of bankruptcy or insolvency. In the case of an event of default arising from certain events of bankruptcy or insolvency, all Notes then outstanding will become due and payable immediately without further action or notice.

The foregoing description of the Indenture is qualified in its entirety by reference to the full text of the Indenture, which is filed herewith as Exhibit 4.1 and incorporated herein by reference.

Item 2.01	Creation of a Direct Financial Obligation.
The information set forth in Item 1.01 is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.
On August 19, 2025, WML filed with the HKSE (1) a notice indicating that WML submitted an application to the HKSE for the listing of and permission to deal in the Notes (the “Listing Notice”) and (2) an announcement regarding the closing of the issuance of the Notes (the “Closing Announcement”). The Registrant owns approximately 72% of WML's ordinary shares of common stock. The Listing Notice and Closing Announcement are furnished herewith as Exhibits 99.1 and 99.2, respectively.

The information furnished pursuant to this Item 7.01 and the exhibits attached to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of August 19, 2025, by and between Wynn Macau, Limited and Deutsche Bank Trust Company Americas, as trustee, related to senior notes due 2034
99.1	Notice of Listing on the Stock Exchange of Hong Kong Limited, dated August 19, 2025
99.2	Closing Announcement of Wynn Macau, Limited, dated August 19, 2025
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNN RESORTS, LIMITED

Dated: August 19, 2025	By:	/s/ Julie Cameron-Doe
Julie Cameron-Doe
Chief Financial Officer